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                                                                    EXHIBIT 99.1

[AURORA LOGO]


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                                                                            News
                                                 Media Contact: Chuck Dohrenwend
                                                     Broadgate Consultants, Inc.
                                                                    212-232-2227

                                           Investor/Analyst Contact: Alan Oshiki
                                                     Broadgate Consultants, Inc.
                                                                    212-232-2354

For Immediate Release

                       Aurora Foods Leadership Transition

               Former Campbell Soup Company CEO, Dale F. Morrison,
                        Becomes Aurora's Chairman and CEO

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ST. LOUIS, Mo. August 28, 2002 - Aurora Foods Inc. (NYSE: AOR), a producer and marketer of leading food brands, announced today that Dale F. Morrison, a member of Aurora's Board of Directors and former Chief Executive Officer of the Campbell Soup Company, will become its Chairman and Chief Executive Officer, effective immediately.

         James T. Smith, Aurora's former Chairman and Chief Executive Officer, has resigned to pursue other interests, and the Company will commence a search for a permanent replacement. The announcement follows the injection of $62.6 million of new capital to the business in July. This financing package included $25 million from entities affiliated with Aurora's major investors, Fenway Partners and McCown De Leeuw & Co., both private equity investment firms. Funds managed by Fenway own approximately 29% of Aurora, and funds managed by McCown De Leeuw own approximately 20% of the Company.

         "We want to acknowledge the many contributions of Jim Smith," said Richard C. Dresdale, President of Fenway Partners and a member of Aurora's Board of Directors. "Jim joined Aurora during very challenging times, and has established a strong platform for future growth. His efforts have helped to reinvigorate Aurora's brands and better position them for the future. We want to wish him well in his new endeavors."

         "With Aurora's capital structure stabilized, the focus is now on executing the business plan, which includes growing our brands profitably, enhancing cash flow, reducing debt, and building long-term value for all of our stakeholders," said Mr. Morrison.

         Mr. Morrison has a distinguished record of successfully leading and managing consumer packaged goods businesses in both the domestic and international marketplaces. From 1995 to 2000 he held a number of executive positions at the Campbell Soup Company, a $6 billion revenue multinational food and beverage company. He was President of Campbell's Pepperidge Farm business, President of its International and Specialty Foods division, and he served his last three years at Campbell Soup as Chief Executive Officer of the company.

         Prior to Campbell's, Mr. Morrison was with PepsiCo for 14 years. During his time at PepsiCo he had a number of increasingly important general management positions in both the company's soft drink and snack foods divisions. His experiences at PepsiCo included assignments outside of the U.S. where he managed businesses in both Canada and the United Kingdom. Before joining PepsiCo in 1981, Mr. Morrison spent 10 years with General Foods in various marketing and sales assignments. He currently is an Operating Partner of Fenway Partners and a member of the Board of Directors of Simmons Company and DCI Holdings. Mr. Morrison is also the Chairman of the Board of Directors of Iron Age Corporation.


                                     -more-

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Conference Call/Webcast

         Aurora Foods Inc. will host a conference call and simultaneous Webcast at 5:30 p.m. Eastern Time today, August 28. Interested parties should dial 1-800-289-0507 in the U.S. or 1-913-981-5540 outside of the U.S. (access code for both numbers: 560922) to participate, or go to http://www.firstcallevents.com/service/ajwz364967328gf12.html to listen to the call. A replay of the call will be available for seven days at 1-888-203-1112 (access code: 560922) and at the same Web site address.

About Aurora Foods Inc.

         Aurora Foods Inc., based in St. Louis, Missouri, is a producer and marketer of leading food brands including Duncan Hines(R)baking mixes; Log Cabin(R), Mrs. Butterworth's(R)and Country Kitchen(R)syrups; Lender's(R) bagels; Van de Kamp's(R)and Mrs. Paul's(R)frozen seafood; Aunt Jemima(R)frozen breakfast products; Celeste(R)frozen pizza and Chef's Choice(R)skillet meals. More information about Aurora Foods Inc. may be found on the Company's Web site at http://www.aurorafoods.com.

         CAUTIONARY NOTE: Statements contained in this press release that are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and which may affect the Company's prospects in general. For a summary of such risks and uncertainties, see the Company's periodic reports and other filings with the Securities and Exchange Commission.